PROSPECTUS SUPPLEMENT                                                  EXHIBIT 1
(To Prospectus dated March 23, 2005)                  REGISTRATION NO. 333-63924


                       [HOLDERS(SM) CANADIAN PACIFIC LOGO]


                         300,000,000 Depositary Receipts
                          CP HOLDRSSM Deposit Facility

      This prospectus supplement supplements information contained in the prospectus dated March 23, 2005, relating to the sale of up to 300,000,000 depositary receipts by the CP HOLDRSSM Deposit Facility.

      The name, ticker symbol, share amounts and primary trading market of each company represented by a round-lot of 100 CP HOLDRS is as follows:

                                                            Primary
                                                   Share    Trading
          Name of Company               Ticker    Amounts   Market
-------------------------------------   -------   -------   -------
     EnCana Corporation                   ECA       136.8    NYSE
     Fording Canadian Coal Trust          FDG        49.8    NYSE
     Canadian Pacific Railway Company     CP           50    NYSE

      The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2006.